Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF FORMATION OF

FASL LLC

a Delaware Limited Liability Company

FASL LLC (the “Company”), a limited liability company organized and existing under the Delaware Limited Liability Company Act (the “DLLCA”), DOES HEREBY CERTIFY:

1. The original Certificate of Formation was filed with the Delaware Secretary of State on April 15, 2003, an Amendment to Certificate of Formation was subsequently filed with the Delaware Secretary of State on May 6, 2003, and an Amended and Restated Certificate of Formation was subsequently filed on July 7, 2003.

2. The Amended and Restated Certificate of Formation of the Company is hereby amended and restated to read in its entirety as set forth in the Amended and Restated Certificate of Formation (the “Restated Certificate”) attached as Annex A hereto and incorporated herein by reference.

3. The Restated Certificate in the form attached hereto as Annex A has been duly adopted, executed and filed in accordance with the provisions of Sections 18-205 and 18-206 of the DLLCA.

IN WITNESS WHEREOF, the undersigned of the Company, pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement of FASL LLC as in full force and effect as of the date hereof, has caused this Amended and Restated Certificate of Formation to be duly executed this 28th day of June, 2004.

FASL LLC

By:	/s/ Thomas Eby
Name:	Thomas Eby
Its:	Executive Vice President and Secretary

ANNEX A

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF SPANSION LLC,

a Delaware Limited Liability Company

FIRST: The name of the limited liability company (hereinafter called the “Limited Liability Company”) is “Spansion LLC.”

SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is c/o the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

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